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D

[LOGO] ING FUNDS

                                                              Exhibit (h)(4)(ii)

December 4, 2007

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Administration Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Equity Dividend Fund (the "Fund"), a newly established series of ING Equity Trust, effective December 4, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fee indicated for the Series, is attached to the letter.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the Fund.

                                        Very sincerely,


                                        By: /s/ Robert Terris
                                            ------------------------------------
                                        Name: Robert Terris
                                        Title: Senior Vice President
                                               ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Lydia Homer
    ---------------------------------
Title: Senior Vice President

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000           ING Equity Trust
Scottsdale, AZ 85258-2034           Fax: 480-477-2700
                                    www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     to the

                            ADMINISTRATION AGREEMENT

                                     between

                                ING EQUITY TRUST

                                       and

                             ING FUNDS SERVICES, LLC

Series                                          Administrative Fee
-------------------------------   ---------------------------------------------
                                  (as a percentage of average daily net assets)

ING Equity Dividend Fund                              0.10%
ING Fundamental Research Fund                         0.10%
ING LargeCap Growth Fund                              0.10%
ING LargeCap Value Fund                               0.10%
ING MidCap Opportunities Fund                         0.10%
ING Opportunistic LargeCap Fund                       0.10%
ING Real Estate Fund                                  0.10%
ING SmallCap Opportunities Fund                       0.10%
ING SmallCap Value Choice Fund                        0.10%
ING Value Choice Fund                                 0.10%

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